# TABLE OF CONTENTS

Osrock Partnership – BusinessTalkRadio.net, Inc.

LEASE made this 1st day of ~~August~~ Sept. 2006 by and between OSROCK PARTNERSHIP, a Connecticut limited partnership having an address at 30 Commerce Road, Suite 200, Stamford, Connecticut, hereinafter called "Landlord"; and BUSINESSTALKRADIO.NET, INC., a Delaware Corporation, hereinafter called "Tenant".

WITNESSETH:

In consideration of the rent, terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the following described premises:

> A certain second floor building area shown on Schedule A attached hereto (the "Premises") containing approximately 2, 500 square feet, being a portion of a building (the "Building") located on a certain tract of land (the "Land") situated on the westerly side of Shippan Avenue having an address of 401 Shippan Avenue, Stamford, Connecticut; together with the right to use the elevator, parking area, walkways and the first and second floor lobbies in common with others.

TO HAVE AND TO HOLD the Premises unto Tenant for a term of ten (10) years (the "Term"), commencing on the Commencement Date, as that term is hereinafter defined, and ending on the day prior to the tenth anniversary of the Rent Commencement Date, as that term is hereinafter defined.

It is hereby mutually coveted and agreed between Landlord and Tenant as follows:

ARTICLE I. CONSTRUCTION.

A. Upon the signing of this Lease, Landlord shall commence to do certain work (the "Landlord Work") in the Premises, all as shown on Schedule B attached hereto and made a part hereof. When the Landlord Work has been substantially completed and the Premises are cleaned and disinfected, ready for Tenant's occupancy, Landlord shall notify Tenant thereof and the Term

shall commence on said date of notice (the "Commencement Date").

B. Tenant shall submit to Landlord for its approval plans and specifications for the installation of any communication and generator equipment which Tenant proposes to install at its sole cost and expense, on the roof of the Building, such plans to include, without limit, engineering statistics, so as to provide Landlord the opportunity to determine whether such installation can properly and safely be installed. Tenant shall arrange that any power source used in such equipment, other than said generator, shall be metered directly to the Premises. Landlord's approval shall not be unreasonably withheld or delayed. Upon approval, Tenant shall have access to the roof for such installation. After such installation, Tenant shall be responsible for any roof leaks which are determined to have been caused by such access and/or installation, as determined by a professional roofing contractor.

Except for Landlord Work, Tenant shall do all work necessary to complete the fit-up of the Premises and roof installation for Tenant's use (the "Tenant Work").

With respect to Tenant Work, Tenant agrees that:

(a) Tenant Work shall be done so as to minimize any interference with the operation of other tenants in the Building.

(b) It shall employ for such work responsible contractors and cause such contractors to carry workmen's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering such contractors on or about the Premises in amounts of not less than $1,000,000 single combined limit, which insurance shall name Landlord as an additional insured. (Tenant shall submit duplicate policies evidencing such insurance coverage to Landlord prior to commencement of work.)

(c) It shall not consent to the reservation of any title by any conditional vendor to any property purchased by Tenant in the Premises which may be affixed to the realty so as to become a part thereof.

ARTICLE II. RENT.

A. The Rent Commencement Date is defined as the first day of the first month which is not less than sixty days after the Commencement Date. For example, (i) if the Commencement Date is September 1, then the Rent Commencement Date shall be November 1, and (ii) if the Commencement Date is September 5, then the Rent Commencement Date shall be December 1.

B. A Lease Year shall mean the twelve-month period running from the Rent Commencement Date or any applicable anniversary thereof to the last day of the calendar month preceding the next anniversary of the Rent Commencement Date, except that the first Lease Year shall be extended for the number of days exceeding sixty days between the Commencement Date and the Rent Commencement Date. For example, if the Commencement Date is September 5 and the Rent Commencement Date is December 1, the first Lease Year would be extended by 26 days in November.

C. During the Term of this Lease Tenant covenants to pay to Landlord for the Premises a Base Rent each year as follows:

1. During the first and second Lease Years, the Base Rent shall be $42,500, each year, payable in equal monthly installments of $3,541.67 on the first day of each and every month, in advance, except that if the first Lease Year has been extended as above provided, the Tenant shall pay with the first monthly installment of Base Rent a further amount equal to $118.06 per day for each day exceeding sixty days between the Commencement Date and the

Rent Commencement Date.

2. During the third Lease Year, the annual Base Rent shall be $45,000, payable in equal monthly installments of $3,750 on the first day of each and every month, in advance.

3. During the fourth Lease Year, the annual Base Rent shall be $47,500, payable in equal monthly installments of $3,958.33 on the first day of each and every month, in advance.

4. During the fifth Lease Year, the annual Base Rent shall be $50,000, payable in equal monthly installments of $4,166.67 on the first day of each and every month, in advance.

5. During the sixth Lease Year, the annual Base Rent shall be $51,500, payable in equal monthly installments of $4,291.67 on the first day of each and every month, in advance.

6. During the seventh Lease Year, the annual Base Rent shall be $53,045, payable in equal monthly installments of $4,420.42 on the first day of each and every month, in advance.

7. During the eighth Lease Year, the annual Base Rent shall be $54,636.35, payable in equal monthly installments of $4,553.03 on the first day of each and every month, in advance.

8. During the ninth Lease Year, the annual Base Rent shall be $56,275.44, payable in equal monthly installments of $4,689.62 on the first day of each and every month, in advance.

9. During the tenth Lease Year, the annual Base Rent shall be $57,963.70, payable in equal monthly installments of $4,830.31 on the first day of each and every month, in advance.

D. All amounts payable by Tenant under this Lease, until further notice, shall be paid to Landlord at P. O. Box 110295, Stamford, Connecticut 06911-0295, or at such other place as

Landlord may designate by notice.

E. Tenant covenants that all other amounts which Tenant assumes and agrees to pay or discharge pursuant to this lease, together with any fine, penalty, interest or cost which may pursuant to the provisions of this lease be added for late payment, if late payment is the fault of Tenant thereof, shall constitute additional rent hereunder, and in case of failure of Tenant to pay or discharge any of the foregoing, Landlord shall have the rights, powers and remedies provided herein, or by law in the case of non-payment of Base Rent.

F. If any installment of rent or additional rent is paid more than fifteen (15) days after the date the same was due, there shall be assessed against Tenant, in addition to Landlord's other remedies named herein, a late charge of four (4) percent in each instance on the amount overdue.

G. All billing to Tenant for additional rent shall be binding and conclusive unless Tenant within 30 days after receipt of such bill by written notice delivered to Landlord questions the correctness thereof or the propriety of anything on such bill. Landlord shall maintain records appropriate for the computations of such bill and shall permit Tenant to have access thereto during normal business hours upon reasonable notice. However, until determined otherwise, Tenant shall pay the amount billed by Landlord, on demand.

## ARTICLE III. TAXES AND UTILITIES.

A. During the Term Tenant shall pay to Landlord as additional rent its "Proportionate Share" of all Real Estate Taxes (as defined below). Landlord shall provide Tenant with a statement and computation of the amount due, including copies of bills, so as to afford Tenant the opportunity to verify. Said Real Estate Taxes shall be prorated if necessary for any part of a year in which this Lease is not in effect.

1. The term "Real Estate Taxes" shall mean all taxes, assessments and charges duly levied, assessed or imposed at any time during the Term by any governmental authority upon or against the Land and/or Building of which the Premises form a part (together with all interest and penalties due to Tenant=s failure to pay thereon), and also any tax, assessment or charge duly levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Land and/or Building to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes, assessments or charges upon or against said Land and/or Building. Notwithstanding the foregoing, Real Estate Taxes shall not be deemed to include, and the same shall be specifically excluded from said definition, the following: (i) franchise or similar taxes of Landlord; (ii) income, excess profits or other taxes, if any, of Landlord (except to the extent such taxes are in lieu of or a substitute for any other tax, assessment or charge upon the Building which, if such other tax, assessment or charge were in effect, would be payable by Tenant as provided above, in which event such taxes shall be computed as if the Building were the only property of Landlord, and the rent hereunder the only income of Landlord).

2. Tenant=s proportionate share for Real Estate Taxes shall be 5.36% based upon the approximate square footage of the Premises and the current square footage of the Building. Said share may change if the Building is enlarged or reduced.

3. Tenant shall pay to Landlord such Real Estate Taxes not later than fifteen (15) days after Landlord notifies Tenant of the amount of such Real Estate Taxes, provided the same is then due and payable, and if not, then within fifteen (15) days after the same becomes due and payable. The notification by Landlord to Tenant shall include copies of the computation by

Landlord and copies of bills received by Landlord, so as to afford Tenant the opportunity to verify any such tax, assessment and charge. Notwithstanding the foregoing, Tenant shall be deemed to have complied with the provision of this Paragraph if payment of said taxes, assessments and charges shall be made within any grace period allowed by law or by the governmental authority imposing the same, during which payment is permitted without penalty or interest.

B. In the event any governmental authority shall hereafter levy taxes which shall be for the purpose of providing services now provided by the municipality and for which municipal real estate taxes are now levied (e.g., education), Tenant shall also pay as additional rent that portion of such taxes which is attributable to such services to the extent the same are in lieu of, or a substitute for, the aforesaid municipal real estate taxes.

C. There are sub-meters in the Premises which measure electrical, gas and water usage consumed exclusively by Tenant. Tenant shall connect any power source needed for its roof installation to said sub-meters. Tenant shall pay its share of the gas and electricity furnished to the Premises directly to the utility company supplying same. Tenant shall pay to Landlord monthly its share of the water furnished to the Premises in accordance with the sub-meter readings.

D. The customary adjustments and apportionments of real estate taxes and assessments (customarily made with respect to the closing of title) shall be made between Landlord and Tenant as of the commencement of the Term and the date of termination of the Lease.

E. Tenant shall pay one hundred (100) percent of any property taxes attributable solely to Tenant's inventory or leasehold improvements to the Premises, based upon Assessor's records.

ARTICLE IV. USE OF THE PREMISES.

Tenant shall use the Premises for its general office use and radio studio production, and, subject to the approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, may use the Premises for such other lawful purposes as permitted by the zoning regulations of the City of Stamford for the district in which the Premises are located, provided such use is not in conflict with any exclusive use to which Landlord may be bound. It is agreed that if the cost of the standard risk insurance policy on the Building shall increase due to Tenant=s use of the Premises, Tenant shall pay such increase as is attributable to its use.

ARTICLE V. PROPERTY OPERATING COSTS.

During the Tenn, Tenant shall pay to Landlord as additional rent Tenant=s Proportionate Share of the Property Operating Costs, as hereinafter defined. Tenant=s Proportionate Share of Property Operating Costs shall be 5.36% (based upon current area of Premises and Building). Property Operating Costs shall mean the following: all amounts actually paid by Landlord for operating, maintaining and repairing the areas of common use including, without limitation, clearing snow; cost and expense of gardening and landscaping including, without limitation, planting, replanting and replacing flowers and landscaping subsequent to initial installation; management fees; elevator maintenance; HVAC; the cost of all Landlord's insurance, including, without limit, Building (all risk of physical loss or damage), rental value insurance, bodily injury, public liability, property damage liability and sign insurance, carried by Landlord; repair of pavement, parking and loading areas subsequent to initial installation; lighting; all electrical and gas charges serving said areas of common use. Capital improvements to the property are excluded.

Property Operating Costs shall be paid by Tenant, monthly in an amount billed to Tenant based upon the actual payment by Landlord for such costs.

## ARTICLE VI. REPAIRS AND MAINTENANCE.

During the Term of this lease, Landlord shall make all structural repairs to the exterior walls, foundation, interior bearing walls and roof of the Building, provided, however, that Landlord shall not be liable to make any such repairs which result from negligent or wrongful acts of Tenant, its agents, visitors, servants, and/or employees. Replacement of broken windows shall not be construed as a structural repair. Mechanical systems, or the parts thereof, located within the Premises or serving only the Premises are not to be considered as structural.

Tenant shall, at its own cost and expense, maintain the Premises in good and safe condition and shall make all repairs to the Premises, other than the repairs which are the specific responsibility of Landlord. Tenant shall, at its own cost and expense, within the Premises maintain the heating, air conditioning, plumbing system and electrical system in good and safe condition and in proper repair, during the Term. Tenant shall maintain a full service contract with regular maintenance and repair thereon in connection with the HVAC system.

Tenant shall be responsible, at its own cost and expense, for all interior cleaning and removal of all its refuse and debris from the Premises.

## ARTICLE VII. CHANGES, ALTERATIONS AND IMPROVEMENTS.

A. On the consent of Landlord, which consent shall not be unreasonably withheld, provided plans of any changes to be made have been delivered to Landlord, Tenant shall have the right at any time and from time to time during the term of this lease to construct and place in the

Premises, partitions and interior walls, and to perform such other work as it may desire of a non-structural nature.

B. Any such construction and alteration shall comply with all laws, ordinances, orders, rules and regulations and requirements of any governmental authorities having jurisdiction over the Premises.

C. (1) Anything herein to the contrary notwithstanding, Tenant shall have no right to remove interior walls erected by it, unless with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant may remove partitions erected by it provided that any damage to the Building resulting from such removal shall be repaired by Tenant.

(2) Tenant shall, upon the termination of this lease, repair any damage to the Premises caused by Tenant or its employees, agents or invitees, excluding normal wear and tear and casualty damage provided the same is covered by insurance.

ARTICLE VIII. COMPLIANCE WITH LAWS, ORDER, ETC.

A. During the Term, Tenant, at its own cost and expense, shall comply with all laws and ordinances and the orders, rules, regulations and requirements of any governmental agency which may be applicable to the Premises and the use thereof by Tenant.

B. During the Term, Tenant shall be responsible for compliance with any law, regulation or rule which requires an alteration, addition or other change or improvement to be made to the Premises if it specifically applies to Tenant=s use thereof.

ARTICLE IX. ASSIGNMENT.

Tenant shall not assign this Lease or any right or interest therein, nor sublet the Premises

or any part thereof, without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay (except as expressly permitted under this Article). Landlord may condition any required consent to such assignment or subletting upon Tenant's agreeing to divide equally with Landlord any Net Profit realized from such assignment or subletting. For purposes hereof, the term "Net Profit" shall mean (i) with respect to an assignment, the amount paid for such assignment by the assignee to Tenant after deducting therefrom all of Tenant's costs in connection therewith, including, without limitation, any brokerage commissions, reasonable legal fees, costs and expenses incurred by Tenant in connection with the negotiation and execution of such assignment and costs and expenses incurred in renovating or altering the Premises for such assignee; and (ii) with respect to a subletting, the excess amount of fixed Base Rent payable thereunder after first deducting from such excess, all of the costs and expenses described in (i) above.

It shall be a condition of any assignment or sublet of Tenant's interest in the Premises which is permitted by this lease that assignee or subtenant, as the case may be, shall execute an instrument in writing unconditionally assuming and agreeing to perform and observe all applicable covenants and conditions to be performed and observed by Tenant under this lease, except for the payment of Base Rent and any other obligation which is specific to Tenant. However, Tenant may, without such consent, (1) sublet to, or permit the Premises to be occupied by any persons, firm or corporation which is under common ownership or control or which is a subsidiary or affiliate of Tenant, and (2) may assign this Lease to any entity which is its successor by merger, consolidation or purchase of equity, interests or assets. Notwithstanding any permitted assignment or sublet, Tenant=s obligations hereunder shall continue in full force and

effect in accordance with the provisions of this lease.

## ARTICLE X. NO SET-OFF.

This lease and the base rent, additional rent and other sums payable hereunder by Tenant shall be paid, except as otherwise expressly provided herein, without notice or demand, and, except as otherwise expressly provided herein, without set-off, counterclaim, abatement or deduction.

## ARTICLE XI. INSURANCE.

A. Tenant shall at all times maintain with respect to the Premises Comprehensive General Liability insurance so as to provide a combined single limit for bodily injury and property damage of Three Million (3,000,000) Dollars, which amount shall be evaluated every three years and adjusted to such value that provides comparable insurance based upon 2006 value.

B. All policies and/or certificates of insurance shall be effected under valid and enforceable policies issued by insurance companies of recognized responsibility, reasonably satisfactory to Landlord and Tenant and authorized to conduct an insurance business in the State of Connecticut.

C. All policies and/or certificates of insurance shall provide for a 30-day written notice of cancellation to Landlord and Tenant; provide for a waiver of subrogation clause against all assured thereunder, and name Landlord, Osrock Partnership, P. O. Box 110295, Stamford, Connecticut 06911-0295, and/or Tenant, as the case may be, as an additional named insured as their interest may appear and where applicable, shall name as an additional insured, any mortgagee of Landlord's interest in the Premises. Each party hereby waives the liability of the

other for any damage covered by the waiving party's insurance coverage, provided such coverage permits such waiver prior to a loss.

D. Tenant shall deliver to Landlord, prior to the term hereof, original or duplicate policies of insurers in form and substance satisfactory to Landlord evidencing all the insurance which is then required to be maintained by Tenant hereunder. Tenant shall, within thirty (30) days prior to the expiration of any such insurance, deliver the original or duplicate policies or other certificates of insurers reasonably satisfactory to Landlord evidencing the renewal of such insurance. Should Tenant fail to effect, maintain or renew any insurance provided for in this Article XI or to pay the premium or deliver the certificates, Landlord, at its option, but without obligation so to do, may procure such insurance, and any sums expended by it to procure such insurance shall be repaid by Tenant on demand of Landlord.

ARTICLE XII. DAMAGE OR DESTRUCTION.

A. If the Premises shall be damaged by fire or other casualty, the structural damage and building equipment shall be repaired by and at the expense of Landlord, and the rent until such repairs shall be made shall be apportioned according to the part of the Premises which is structurally sound and usable for Tenant's intended purpose. Landlord shall promptly commence and shall make such repairs with all due diligence.

B. Landlord shall not be liable for damage to personal property at any time in said Premises from water, rain, snow, gas or electricity which may leak into, issue or flow from any part of said Building of which the Premises are a part or from pipes or plumbing works of the same or from any place or quarter provided Landlord shall make necessary repairs to prevent further damage with reasonable diligence after notice given to it, and Tenant shall give to

Landlord or its agent prompt written notice of any accident to or defects in the roof, water pipes, gas pipes, steam pipes or any plumbing, heating or other apparatus or device. If the damage is the result of Landlord's delay or negligence in not correcting any condition known to it and which it is required to correct pursuant to the terms of this lease, then this paragraph shall not apply.

## ARTICLE XIII. MECHANICS LIENS.

If any mechanics liens shall have been filed against the Premises based upon any act of Tenant or anyone claiming through Tenant, Tenant after thirty (30) days' notice thereof, shall forthwith take such action by bonding, deposit, payment or otherwise as will remove or satisfy such lien.

## ARTICLE XIV. RIGHT TO CURE DEFAULTS.

If Tenant or Landlord shall default in the performance of any of the terms, covenants and conditions of this lease, Landlord or Tenant, as the case may be, after thirty (30) days' written notice to the other specifying such default, unless said default cannot be cured within the 30 day period and the party in default has commenced diligent efforts to cure the default, may perform the same for the account and at the expense (including reasonable counsel fees actually incurred) of Landlord or Tenant, as the case may be, and the amount of any payments made or other expenses incurred by Landlord or Tenant for such purpose, with interest thereon at the highest rate allowed by law, forthwith shall be repaid by Tenant to Landlord or Landlord to Tenant, as the case may be.

## ARTICLE XV. INDEMNITY.

Tenant shall protect, save and keep Landlord harmless and indemnified against and from any loss, costs, damage or expense arising out of or from any accident or other occurrence on the

Premises causing injury or damage to any person or property, due or claimed to be due to any act or neglect of Tenant, its agents or employees, or failure to comply with and perform any of the requirements and provisions of this Lease on its part to be performed, or due to any use made by Tenant on the Premises; and Tenant shall, at its own cost and expense, defend and indemnify Landlord against all claims based upon death, damage or injury to persons or damage to property while in or on the Premises, during the entire term of this Lease, provided, however, that this agreement of indemnity shall not apply to any claim arising out of the negligence, performance or non-performance by Landlord or its agents of the terms, covenants and conditions of this Lease or activities required thereby.

ARTICLE XVI. INSPECTION OF THE PREMISES BY LANDLORD.

Landlord shall have the right to enter the Premises at all reasonable times during business hours, upon reasonable notice, except in emergency, for the purpose of inspecting them and exhibiting them for sale, and within the last nine months of the Term, exhibiting to prospective tenants.

ARTICLE XVII. IMPROVEMENTS.

All property improvements installed by Tenant, including but not limited to floor covering, electric fixtures and partitions and doors, and whether or not permanently attached to the realty, shall become the property of Landlord upon the termination of this lease.

Notwithstanding anything to the contrary contained in this Lease, all of Tenant's trade fixtures, furnishings and personal property as defined below shall remain the property of Tenant and shall be removed by Tenant at the termination of this lease. Tenant, at its own expense, shall repair any damage to the Premises caused by such removal. The words, "Tenant's trade fixtures"

shall be construed to mean all machinery, signs, furniture and office equipment owned, leased or used by Tenant.

## ARTICLE XVIII. SIGNS.

Tenant, at its sole cost and expense, with Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed and Landlord may also consider the uniformity of signs at the Building, shall have the right to erect a sign on the Building in close proximity to the entrance, subject to governmental approval. Landlord shall also provide signage on a directory near Shippan Avenue, subject to governmental approval.

## ARTICLE XIX. SURRENDER.

Upon the termination of this lease, Tenant shall peaceably and quietly surrender the Premises to Landlord in good order and condition, reasonable wear and tear, damage by fire, the elements, unavoidable casualty or circumstances beyond the control of Tenant excepted. Tenant shall remove from the Premises on or prior to such expiration or earlier termination all property situated thereon which is not owned by Landlord, and at Tenant's cost and expense shall repair any damage caused by such removal. Property not so removed shall become the property of Landlord, who may thereafter cause such property to be removed from the Premises and disposed of, but the cost of any such removal shall be borne by Tenant.

## ARTICLE XX. CONDEMNATION.

If the Building or parking area or a substantial portion thereof shall be taken by governmental authority as a result of the exercise of the power of eminent domain so as to materially impact Tenant=s access to or use of the Premises, this lease shall terminate as of the

date of vesting of title and neither Landlord nor Tenant shall have any further liability or obligation hereunder. As used herein, "substantial portion" must include a portion of the Building (which is more than twenty-five (25) percent of the Premises). Substantial portion of the parking area shall mean that sufficient substitute parking is not available to Tenant on the Land. Any award or payment by reason of any taking shall belong to Landlord. Tenant may make a separate claim for its trade fixtures and relocation and loss of business if the taking action so provides. Upon such termination, the rent and other sums payable by Tenant under this lease shall be apportioned to the date of termination; and any security deposit shall be returned to Tenant.

ARTICLE XXI. MORTGAGES.

A. The lease shall be subject and subordinate to the lien of any bona fide mortgage or mortgages which may now or hereafter affect or become a lien upon the Premises, provided that the mortgagee shall be an insurance company, a bank, a savings and loan association, a pension fund, or other institutional lender.

B. Tenant shall execute any instruments which may reasonably be required to effectuate such subordination, consistent with the provisions of this Article.

ARTICLE XXII. TENANT=S DEFAULTS.

A. If, at any time during the term of this lease, (i) Tenant shall file in any court a petition in bankruptcy or insolvency or for reorganization (other than a reorganization not involving the insolvency of Tenant), or arrangement, or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or (ii) an involuntary petition of the kind referred to in subdivision (i) of this Paragraph shall be filed against Tenant, and such petition shall not be vacated or

withdrawn within sixty (60) days after the date of filing thereof, or (iii) if Tenant shall make an assignment for the benefit of creditors, or (iv) if Tenant shall be adjudicated a bankrupt by any court; then in any such event this lease shall terminate ipso facto upon the happening of such contingency, and Tenant shall then quit and surrender the Premises to Landlord. The word "Tenant", as used in this section, shall be deemed to mean the Tenant herein named, or in the event that this lease shall have been assigned, such word shall be deemed to mean only the assignee in possession of the leased Premises. In any event, the liability of Tenant shall continue as provided in this lease.

B. If Tenant shall be in default in the payment of rent or additional rent after the same shall become due and payable, for more than ten (10) days after written notice by Landlord, then Landlord may, at his election, terminate this lease.

If Tenant shall be in default in the performance of any of the other covenants, terms and conditions of this lease, Landlord may give Tenant thirty (30) days= notice in writing, specifying the default and requiring it to be remedied. If, at the expiration of said thirty (30) days, the default which is the basis of such notice shall not have been remedied, (or if such default cannot be remedied within such period of thirty (30) days, if Tenant shall not have commenced the remedying thereof within such period of time and shall not be proceeding with due diligence to remedy it) Landlord, at its election, may terminate this lease on notice to such effect.

After such termination, Landlord may re-enter the Premises and the same have and possess as of its former estate, and without such re-entry may recover possession thereof in the manner prescribed by the statute relating to summary process. Except as provided in this lease, no demand for rent or notice of violation of any covenant or agreement herein contained and no re-

entry for condition broken, as at common law, shall be necessary to enable Landlord to recover such possession pursuant to the statute relating to summary process, and all right to any such demand or any such re-entry (other than as provided in this lease) is hereby expressly waived.

C. In the event this lease shall terminate pursuant to Section A or Section B of this Article, Landlord shall be entitled to recover forthwith from Tenant, as liquidated damages or otherwise, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceedings in which such damages are to be proved, together with reasonable attorney=s fees.

In determining the rental value of the Premises, the rental realized by any bona fide reletting shall be deemed prima facie evidence of such rental value.

ARTICLE XXIII. NOTICES.

All notices, demands, consents, approvals, requests or other communications required or permitted to be given pursuant to this lease or pursuant to law ("Notice") shall be in writing and, unless otherwise stated, shall be sent by one of the following means: (i) hand delivery with written receipt (unless the recipient refuses to give a receipt), (ii) United States certified mail, postage prepaid, return receipt requested, or (iii) Federal Express or another nationally recognized overnight express delivery service. Notices to Landlord shall be directed to Landlord as follows: (i) if by United States Postal Service at P.O. Box 110295, Stamford, Connecticut 06911-0295, and (ii) if by hand delivery or overnight express delivery at 30 Commerce Road, Suite 200, Stamford, Connecticut 06902. Notices to Tenant shall be directed to Tenant at 401 Shippan Avenue, Stamford, Connecticut 06902. Landlord and Tenant shall each have the right, from time to time, to specify as its address for purposes of this Article, any other address in the

United States upon giving notice thereof to the other party. Notices given by hand delivery shall be deemed given at the time of delivery. Notices given by Federal Express or such other overnight express service shall be deemed given one business day after deposit with the express company prior to its deadline for overnight delivery. Notices given by U.S. certified mail shall be deemed given three business days after deposit with the U.S. Postal Service.

## ARTICLE XXIV. WAIVERS, CUMULATIVE REMEDIES, ETC.

The specific remedies to which Landlord or Tenant may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which they may be lawfully entitled in case of any breach or threatened breach by either of them of any provisions of this lease. The failure of Landlord or Tenant to insist in any one or more cases upon the strict performance of any of the terms, covenants and conditions of this lease, or to exercise any right or remedy herein contained, shall not be construed as a waiver or relinquishment for the future of such terms, covenants and conditions. A receipt by Landlord of rent with knowledge of the breach of any such terms, covenants and conditions shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by either party hereto of any provisions of this lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by both Landlord and Tenant. The acceptance of any check or payment bearing or accompanied by any endorsement, legend or statement shall not, of itself, constitute any such waiver, change, modification or discharge. No surrender of the Premises by Tenant (prior to any termination of this lease) shall be valid, unless consented to in writing by Landlord. In addition to the other remedies in this lease provided, Landlord and Tenant shall be entitled to the restraint by injunction of the violation, or attempted or threatened

violation of any of the terms, covenants, and conditions of this lease or to a decree compelling performance of any of such terms, covenants and conditions.

If either party shall be in default in the performance of its obligations under this lease, the defaulting party shall pay to the other party the expenses incurred in connection therewith, including reasonable attorney's fees and expenses.

ARTICLE XXV. QUIET ENJOYMENT.

Tenant, upon paying the rental herein reserved and performing the terms, covenants and conditions of this lease, shall and may peaceably and quietly have, hold, occupy, possess and enjoy the leased Premises during the term of this lease.

ARTICLE XXVI. SUCCESSORS BOUND.

This lease shall enure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

ARTICLE XXVII. HEADINGS.

Headings used herein are merely for the convenience of the parties and are not intended to affect in any wise the validity or construction of any provision hereof.

ARTICLE XXVIII. BROKER.

Tenant represents to Landlord that the only brokers who showed the Premises to them or interested it therein were Williams Real Estate of Connecticut, LLC and Beaudry Commercial Real Estate. Tenant agrees to hold Landlord harmless from the claims of any other broker, provided such claims are based upon having shown the Premises to Tenant or interested it therein

or having been the procuring cause in this lease. Commissions due brokers are the responsibility of Landlord.

ARTICLE XXIX. SECURITY DEPOSIT.

Upon signing Tenant shall deposit the amount of $7,083.34 with Landlord, said deposit to act as security for the faithful performance and observance by Tenant of the terms and conditions of this Lease. It is agreed that in the event Tenant defaults in respect to any of the terms, provisions and conditions of this Lease, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of rent, or any other sums to which Tenant is in default, or for any sum which Landlord may expend or may be required to expend by reason of Tenant=s default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiencies in the re-letting of the Premises, whether such damages or deficiencies accrued before or after summary proceedings or other re-entry by Landlord. Tenant shall upon written demand of Landlord deposit additional sums with Landlord so that Landlord has continuously in its possession two then current months' rent as security. In the event that Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the security deposit shall promptly be returned to Tenant after the date fixed as the end of the Lease and after delivery of the entire possession of the Premises to Landlord. No interest shall be paid on said security deposit.

ARTICLE XXX. HAZARDOUS MATERIALS.

Tenant shall not (either with or without negligence) cause or permit (i) the spill, discharge, escape, disposal or release of any hazardous or toxic substances, wastes or materials at or about the Land, or (ii) the treatment, storage or use of such substances or materials in any manner not

sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials. or (iii) to be brought onto the Land any such materials or substances, except in limited quantities to use in the ordinary and lawful course of Tenant's business, (collectively, in clauses (i), (ii) and (iii) called "Environmental Violations"). Without limitation, hazardous substances and materials shall include those described in or meeting the criteria of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., and any applicable state or local environmental laws and the regulations adopted under these acts ("Environmental Laws"). Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Environmental Violations on the Premises. In the event of a violation of this Article by Tenant, in addition to all other rights and remedies of Landlord under this Lease, regardless of when the existence of the violation is determined, whether during the Term or after the Lease has expired or been terminated, Tenant shall immediately upon notice from Landlord, at Landlord's option, either (A) at Tenant=s sole cost and expense, diligently and expeditiously undertake, with respect to any violation of this Article, (1) elimination of any violation of Environmental Law, and (2) complete remedial investigations, feasibility studies, remedial actions (which actions may, at the Landlord's option, include removal and disposal of any Environmental Violations) and restoration of the Land to the condition existing prior to such investigative or remedial activities, all in accordance with Environmental Laws, or (B) reimburse Landlord for all costs, fees and expenses, including reasonable attorney's fees, incurred by Landlord in undertaking any actions referred to in the

foregoing clauses A.1. and A.2. In all events, Tenant shall indemnify and hold harmless Landlord in the manner elsewhere provided in this Lease from any Environmental Violations about the Land occurring while Tenant is in possession, if caused by Tenant or by employees, agents, contractors or licensees of Tenant. The within covenants shall survive the expiration or earlier termination of the Lease term.

## ARTICLE XXXI. PARKING.

Tenant shall be entitled to the use of twelve (12) parking spaces. All parking in the common areas of the property, except for any reserved or exclusive parking, shall be available to Tenant and any other lessees of the property on a non-exclusive basis. Landlord shall have no duty or responsibility to police said parking area.

## ARTICLE XXXII. ACCESS.

Tenant shall have access to the Premises 24 hours per day, seven (7) days per week, year round.

## ARTICLE XXXIII. JURY WAIVER.

Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, the right to any statutory relief or remedy, or any claim of injury or damage.

## ARTICLE XXXIV. ESTOPPEL CERTIFICATE.

Tenant agrees, at any time and from time to time, upon not less than fifteen (15) business days prior notice from Landlord, to execute, acknowledge and deliver to Landlord a statement in

writing (a) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that this Lease is in full force and effect as modified and stating the modifications); (b) stating the dates to which the rent and other charges hereunder have been paid by Tenant; (c) stating whether or not Tenant has knowledge that Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if Tenant has knowledge of such default, specifying each such default; and (d) stating the address to which notices to Tenant shall be sent. Landlord shall, if requested by Tenant, deliver an estoppel certificate, in the substance and form described above, relative to the status of this Lease.

ARTICLE XXXV. OPTIONS TO RENEW.

A. Provided Tenant is not then in default beyond any applicable grace period and Tenant is occupying the Building, Tenant shall have an option of renewing this Lease for an additional term of five (5) years (the "First Renewal Term") from the tenth anniversary of the Rent Commencement Date by sending to Landlord by registered or certified mail postmarked on or before six months prior to said First Renewal Term that it is extending the Term of this Lease. Upon receiving such notice, the parties shall attempt to agree upon the annual Base Rent for the Premises for each Lease Year during the First Renewal Term. The annual Base Rent for the eleventh Lease Year shall be the greater of either (i) 3% over the tenth Lease Year, or (ii) the fair market rental of the Premises for the eleventh Lease Year. In the event the parties cannot agree upon a fair market rental for the Premises for the eleventh Lease Year, then Landlord and Tenant shall each appoint a member of the Appraisal Institute (MAI), which member shall have at least five (5) years experience in appraising commercial property in Fairfield County. Such appointment shall be made in writing by each party to the other and to the appraiser so appointed.

Said appointment shall be made at least ninety (90) days before said tenth anniversary. In the event said appraisers do not agree upon a fair market rental for each Lease Year prior to sixty (60) days before said tenth anniversary, they shall promptly appoint a third appraiser with similar qualifications, and said three appraisers shall determine such fair market rental no later than thirty (30) days before said tenth anniversary. If said three appraisers are jointly unable to agree on a fair market rental, then in that event an average of the three values for fair market rental shall be utilized to determine such fair market rental provided that the variation between the high value and the low value does not exceed 5%. In the event of the failure of the appraisers to agree upon a third appraiser as aforesaid, or in the event the variation between the high rental and the low rental exceeds 5%, or in the event that either Landlord or Tenant shall fail to appoint an appraiser as aforesaid within the time above set forth therefore, then either Landlord or Tenant may make an application to the American Arbitration Association for the appointment of an appraiser, and such appraiser, together with advice from the other appraisers, shall determine a fair market rental for the eleventh Lease Year as soon as possible after his appointment. The annual Base Rent for the eleventh Lease Year shall be the greater of (i) 3% over the tenth Lease Year, or (ii) said fair market rental. Thereafter, in each Lease Year of the First Renewal Term the annual Base Rent shall increase by 3% over the previous Lease Year. The Base Rent in each Lease Year shall be payable in equal monthly installments, in advance, on the first day of each and every month during said First Renewal Term. Except for said Base Rent change, all other covenants and agreements contained herein shall remain in force and effect during such First Renewal Term.

B. Provided Tenant is not then in default beyond any applicable grace period and Tenant

is occupying the Building, Tenant shall have an option of renewing this Lease for an additional term of five (5) years (the "Second Renewal Term") from the fifteenth anniversary of the Rent Commencement Date by sending to Landlord by registered or certified mail postmarked on or before six months prior to said Second Renewal Term that it is extending the Term of this Lease. Upon receiving such notice, the parties shall attempt to agree upon an annual Base Rent for the Premises for each Lease Year during the Second Renewal Term. The annual Base Rent for the sixteenth Lease Year shall be the greater of either (i) 3% over the fifteenth Lease Year, or (ii) the fair market rental of the Premises for the sixteenth Lease Year. In the event the parties cannot agree upon such fair market rental for the Premises, then Landlord and Tenant shall each appoint a member of the Appraisal Institute (MAI), which member shall have at least five (5) years experience in appraising commercial property in Fairfield County. Such appointment shall be made in writing by each party to the other and to the appraiser so appointed. Said appointment shall be made at least ninety (90) days before said fifteenth anniversary. In the event said appraisers do not agree upon a fair market rental for each Lease Year prior to sixty (60) days before said fifteenth anniversary, they shall promptly appoint a third appraiser with similar qualifications, and said three appraisers shall determine such fair market rental no later than thirty (30) days before said fifteenth anniversary. If said three appraisers are jointly unable to agree on a fair market rental, then in that event an average of the three values for fair market rental shall be utilized to determine such fair market rental provided that the variation between the high value and the low value does not exceed 5%. In the event of the failure of the appraisers to agree upon a third appraiser as aforesaid, or in the event the variation between the high rental and the low rental exceeds 5%, or in the event that either Landlord or Tenant shall fail to appoint

an appraiser as aforesaid within the time above set forth therefore, then either Landlord or Tenant may make an application to the American Arbitration Association for the appointment of an appraiser, and such appraiser, together with advice from the other appraisers, shall determine a fair market rental for the sixteenth Lease Year as soon as possible after his appointment. The annual Base Rent for the sixteenth Lease Year shall be the greater of (i) 3% over the fifteenth Lease Year, or (ii) said fair market rental. Thereafter in each Lease Year of the Second Renewal Term, the annual Base Rent shall increase by 3% over the previous Lease Year. The Base Rent in each Lease Year shall be payable in equal monthly installments, in advance, on the first day of each and every month during said Second Renewal Term. Except for said Base Rent change, all other covenants and agreements contained herein shall remain in force and effect during such Second Renewal Term.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

| Signed, Sealed and Delivered in the presence of: | |
|---|---|
| | OSROCK PARTNERSHIP |
| [signature] | by [signature] |
| [signature] Joann M. Bryson | Milton Mann, a Partner<br>LANDLORD |
| | BUSINESSTALKRADIO.NET, INC. |
| | by Michael J. Wetter, Pres, its<br>TENANT |

STATE OF CONNECTICUT )
) ss: Stamford August 29 , 2006
COUNTY OF FAIRFIELD )

Personally appeared OSROCK PARTNERSHIP by Milton Mann, a Partner, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said OSROCK PARTNERSHIP, before me.

Joan M. Bryson

Notary Public/~~Commissioner of the Superior Court~~

**JOAN M. BRYSON**
*NOTARY PUBLIC*
MY COMMISSION EXPIRES FEB. 28, 2010

STATE OF CONNECTICUT )
) ss: , 2006
COUNTY OF FAIRFIELD )

Personally appeared BUSINESSTALKRADIO.NET, INC., by Michael Metter its President , signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said BUSINESSTALKRADIO.NET,INC. , before me.

Notary Public/Commissioner of the Superior Court

Robert J. Lanava
NOTARY PUBLIC
State of Connecticut
My Commission Expires 6/30/2011


MD OFFICE #1
EXAM RM #5
EXAM RM #4
EXAM RM #3
CLOSE UP DOOR
HALLWAY
LEAVE
C/D
TOIL
REMOVE LOWER ONLY
LEAVE UPPER
MD OFFICE #2
H.C. TOIL
EXAM RM #2
COPY/FAX
PROC RM #6
SUPPLIES
BUSINESS OFFICE
EXAM RM
NURSE
CHECK OUT
PHONE/PTRY
DEMO WALL + DOOR
NEW WALL
SHAMPOO CARPET IN THIS AREA (STAINED)
WAITING ROOM
ELEV LOBBY
= WALL TO BE DEMO'D
Floor plan- medical office suite
2nd floor
401 SHIPPAN AVE.
STAMFORD, CT
= LOWER CABINETS & SINKS TO BE REMOVED; PATCH & PAINT WALLS AS REQUIRED; ALL UPPER CABINETS IN THESE ROOMS TO BE RETAINED; MEDICAL WASTE AND PAPER TOWEL DISPENSERS TO BE REMOVED, PATCHED & PAINTED AS REQ'D.
= NEW WALL TO BE BUILT. INCL. SPACKLE & PAINT

# GUARANTY

FOR VALUE RECEIVED, the undersigned, MICHAEL L. METTER unconditionally guaranties that certain lease dated the 1 day of ~~August,~~ Sept. 2006 by and between OSROCK PARTNERSHIP as Landlord and BUSINESSTALKRADIO.NET, INC. as Tenant (the "Lease") and the prompt payment of all rent and additional rent due or to become due to Landlord from Tenant under said Lease and the compliance with the terms thereof. The undersigned expressly agrees that his obligation as guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the granting by Landlord of any indulgences to Tenant or by the release of Tenant from any of Tenant's obligations under said Lease by operation of law or otherwise (including, but without limitation, the rejection of the said Lease in connection with proceedings under the bankruptcy laws now or hereafter enacted); the undersigned hereby waiving all suretyship defenses. Notwithstanding anything above to the contrary, this guaranty is expressly limited to the first two Lease year of the Term.

The undersigned further agrees that liability under this guaranty shall be primary, and that in any right of action which shall accrue to Landlord under said Lease, Landlord may, at Landlord's option, proceed against the undersigned, and may proceed against the undersigned without having commenced any action against or having obtained any judgment against Tenant. The undersigned shall also be liable for all costs and reasonable attorneys' fees and expenses incurred by Landlord in such action, provided Landlord is the prevailing party in such action.

It is agreed that the failure of Landlord to insist upon a strict performance or observance of any of the terms, provisions or covenants of said Lease, or to exercise any right therein contained, shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant, or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of rent with knowledge of the breach of any provision of the foregoing Lease shall not be deemed a waiver of such breach.

No subletting, assignment or other transfer of the said Lease or any interest therein, shall operate to extinguish or diminish the joint and several liability of the undersigned guarantor under this guaranty; and wherever reference is made to the liability of Tenant named in the within Lease, such reference shall be deemed likewise to refer to the undersigned guarantor.

It is further agreed that all of the terms and provisions thereof shall inure to the benefit of the successors and assigns of Landlord, and shall be binding upon the heirs, executors,

administrators and assigns of the undersigned..

THE GUARANTOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS GUARANTY IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY WAIVES RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY THE LAW OF ANY STATE OR FEDERAL LAW, WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LANDLORD, ITS SUCCESSORS OR ASSIGNS, MAY DESIRE TO USE.

WITNESS the execution hereof, under seal, the 1st day of ~~August~~ Sept, 2006. (MLM)

Michael L. Metter
Address:

Subscribed and sworn to before
me this 24 day of August, 2006.

Notary Public/
Commissioner of the Superior Court

Robert J. Lanava
NOTARY PUBLIC
State of Connecticut
My Commission Expires 6/30/2011

GVA Williams

August 29, 2006

Milton Mann
Orock Partnership
30 Commerce Road
Stamford, CT 06902

*Re: Signage at 401 Shippan Avenue*

Dear Milton:

As discussed and on behalf of the Tenant, Business Talk Radion.Net, Inc., the Tenant shall be permitted to install signage upon the awning of 401 Shippan Avenue, Stamford, CT.

Signage shall be in compliance with the City of Stamford's zoning requirements. The Landlord shall also have final approval of sign design which will not be unreasonably withheld, delayed or denied.

Sincerely,

Joshua J. Gopan
Office Leasing Division

X:
Michael Metter

Agreed to and accepted:
Orock Partnership

X: ______________________

Its: Partner

Date: 8/29/06

Williams Real Estate of Connecticut LLC